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                                                                  EXHIBIT 10.55


                                 GENE LOGIC INC.

                            EXECUTIVE SEVERANCE PLAN

                             ADOPTED MARCH 19, 1999
             AMENDED BY THE COMPENSATION COMMITTEE ON MARCH 9, 2000

SECTION 1. INTRODUCTION.

            The Gene Logic Inc. Executive Severance Plan (the "Plan") was approved by the Board of Directors of Gene Logic Inc. on March 19, 1999. The purpose of the Plan is to encourage eligible employees of the Company to continue as employees of the Company in the event of a Change of Control (as defined herein) and to provide for the payment of severance benefits to such employees in the event their employment with the Company is terminated, as provided herein, within a specified period preceding or following a Change of Control. Except as otherwise stated herein, this Plan shall supersede both any severance benefit plan, policy or practice previously maintained by the Company and any employment agreement entered into by the Company with an individual employee, but only to the extent that such plan, policy, practice or individual employment agreement addressed the provision of severance benefits under circumstances covered by the Plan. Notwithstanding the foregoing, this Plan shall not limit or restrict in any way the provisions of the Gene Logic Inc. Equity Incentive Plan, as amended (the "Equity Incentive Plan"), including but not limited to the provisions of that section entitled "Adjustments upon Changes in Stock," and any provisions of the Plan relating to the treatment of stock awards issued under the Equity Incentive Plan shall be construed only to provide additional benefits to Eligible Employees holding one or more stock awards granted under the Equity Incentive Plan. This Plan document is also the Summary Plan Description for the Plan.

SECTION 2. ELIGIBILITY FOR BENEFITS.

       (a) "Eligible Employees" are the Chief Executive Officer, President, and Chief Operating Officer of the Company, all employees who hold the position of senior vice president of the Company, and selected employees who hold the title vice president, "director" or "senior director" with the Company and are designated in writing by the Company, in its sole and absolute discretion, as eligible to receive benefits under the Plan. No other employees of or consultants to the Company shall be eligible to receive benefits under the Plan. An Eligible Employee shall be eligible for benefits under the Plan if such Eligible Employee's employment with the Company terminates due to an Involuntary Termination Without Cause or a Constructive Termination, in either case on or within three (3) months prior to, upon the occurrence of, or on or within thirteen (13) months following, the effective date of a Change of Control. In addition, an Eligible Employee shall be eligible for benefits under the Plan if such Eligible Employee's employment with the Company terminates due to death or Disability on or within thirteen (13) months following the effective date of a Change of Control. Notwithstanding anything herein to the contrary, upon a Change of Control: (i) an Eligible Employee shall become 100% fully vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock plans,



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including, without limitation, the Gene Logic Inc. 1997 Equity Incentive Plan and (ii) the Company's repurchase option with respect to any unvested option shares that were acquired on or before the Change of Control will expire in full. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan if the Eligible Employee's employment with the Company is terminated due to any reason other than Involuntary Termination Without Cause, Constructive Termination, death or Disability.

       (b) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute the form of Acknowledgement and Acceptance of Plan Benefits in the form attached hereto as Exhibit A and must execute a general waiver and release in the form attached hereto as Exhibits B and Exhibit C, as appropriate. BENEFITS..

SECTION 3. BENEFITS.

       (a) Eligible Employees will receive the benefits described in the appropriate Benefit Schedule covering the job title held by the Eligible Employee at the time of his or her Termination Date and for which the Eligible Employee has been designated by the Company, as applicable, which Benefit
Schedule is attached hereto. In the event that the Eligible Employee holds one or more job titles for which different benefits are provided under the Plan, the Eligible Employee shall be eligible to receive benefits under the schedule with the more valuable set of benefits.

       (b) COBRA CONTINUATION.

              (i) Each Eligible Employee who is enrolled in a group health plan sponsored by the Company may be eligible to continue coverage under such group health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at the time of the Eligible Employee's termination of employment. The Company will notify the individual of any such right to continue health coverage at the time of termination.

              (ii) The Company will pay the Eligible Employee's COBRA premiums during the Severance Period. The Company will pay the COBRA premiums for the Eligible Employee's dependents during the Severance Period if, and only to the extent that, such dependents were enrolled in a group health plan sponsored by the Company prior to the Eligible Employee's Termination Date and some or all of such dependents' premiums under such plan were paid by the Company prior to the Eligible Employee's Termination Date. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable premiums during the Severance Period will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee must elect to continue the Company's group health coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay premiums that the Company pays during the Severance Period) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the Severance Period the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period, if any.


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       (c) OUTPLACEMENT BENEFITS. Each Eligible Employee will receive outplacement services through a vendor of the Company's choice following the Eligible Employee's Involuntary Termination Without Cause or Constructive Termination. Payment for such outplacement services shall be made directly to the service provider, and the Company shall not be obligated to make any payments to the Eligible Employee regardless of whether he or she utilizes such outplacement services and what the cost of any such outplacement services are. The total cost to the Company of such outplacement services shall not exceed the amounts described in the Benefit Schedule attached hereto.

SECTION 4. LIMITATIONS ON BENEFITS.

       (a) PARACHUTE PAYMENTS.

              (i) If any payment or benefit an Eligible Employee would receive under this Plan ("Payment"), when combined with any other payment or benefit such Eligible Employee receives which is treated as contingent on the occurrence of a change in ownership of the Company within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be either (x) the full amount of such Payment or
(y) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account applicable federal, state and local employment taxes, income taxes, the Excise Tax, and any other applicable taxes, results in the Eligible Employee's receipt, on an after-tax basis, of the greater portion of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

              (ii) Unless the Company and Eligible Employee otherwise agree in writing, any determination required under this subsection shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Eligible Employee and the Company for all purposes. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Eligible Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

              (iii) If, notwithstanding any reduction described in this subsection, the IRS determines that the Eligible Employee is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Eligible Employee shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Eligible Employee challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required



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to be paid to the Company so that the Eligible Employee's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Eligible Employee's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Eligible Employee shall pay the Excise Tax.

              (iv) Notwithstanding any other provision of this Subsection 4(a), if (A) there is a reduction in the payment of benefits as described in this subsection, (B) the IRS later determines that the Eligible Employee is liable for the Excise Tax, the payment of which would result in the maximization of the Eligible Employee's net after-tax proceeds (calculated as if the Eligible Employee's benefits had not previously been reduced), and (C) the Eligible Employee pays the Excise Tax, then the Company shall pay to the Eligible Employee those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Eligible Employee pays the Excise Tax so that the Eligible Employee's net after-tax proceeds with respect to the payment of benefits is maximized.

              (v) If the Eligible Employee either (1) brings any action to enforce rights pursuant to this subsection 4(a), or (2) defends any legal challenge to his or her rights hereunder, the Eligible Employee shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Eligible Employee, the court finds the claim was brought in good faith.

       (b) DUPLICATION OF BENEFITS. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be in lieu of any severance benefits payable by the Company to such individual under any other arrangement covering the individual, unless expressly otherwise agreed to by the Company in writing. In the event that any severance benefits under any other arrangement covering an Eligible Employee become payable to such individual prior to the time that the Company's liability to pay any severance benefits under the Plan pursuant to Subsection 5(a)(i) below becomes certain, then payment of the benefits under such other arrangement shall be in lieu of any and all severance benefits payable under the Plan, unless such other benefits are repaid to the Company in full by such individual prior to the occurrence of a Change of Control, in which case the Company shall provide the severance benefits payable under the Plan to such Eligible Employee.

       (c) NON-HEALTH EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) shall terminate as of the employee's Termination Date or as otherwise provided under the terms of the policy or agreement setting forth the terms of such benefits (except to the extent that any conversion privilege, at the Eligible Employee's expense, is available thereunder).

       SECTION 5. TIME OF PAYMENT AND FORM OF BENEFIT; INDEBTEDNESS.

       (a) Cash benefits under this Plan as described under the attached Benefit Schedules (less applicable tax withholdings) shall be paid in a lump sum to the Eligible Employee or his or



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her assignee according to the following schedule (which schedule shall also correspond to the time of acceleration of vesting of outstanding options as described under the attached Benefit Schedules):

              (i) if an Eligible Employee's employment terminates either (A) on or within three (3) months prior to the effective date of a Change of Control or
(B) upon the occurrence of a Change of Control, in either case due to an Involuntary Termination Without Cause or a Constructive Termination, the benefits shall be payable (and the acceleration of vesting of outstanding options shall occur) at the time at which the Change of Control becomes effective; or

              (ii) if an Eligible Employee's employment terminates upon or within thirteen (13) months following the effective date of a Change of Control due to an Involuntary Termination Without Cause, Constructive Termination, death or Disability, the benefits shall be payable (and the acceleration of vesting of outstanding options shall occur) upon the Eligible Employee's Termination Date.

       (b) Notwithstanding the foregoing, no payment shall be made (and no acceleration of vesting of outstanding options shall occur) under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2(b) of this Plan to be effective.

       (c) If an Eligible Employee is indebted to the Company on his or her Termination Date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In addition, the Company shall withhold appropriate federal, state, local and foreign income and employment taxes from any payments hereunder. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's Termination Date.

SECTION 6. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION; OTHER ARRANGEMENTS; BINDING NATURE OF PLAN.

       (a) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and the amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

       (b) TERM OF PLAN. This Plan shall be effective until amended, suspended or terminated by the Company.

       (c) AMENDMENT, SUSPENSION OR TERMINATION. The Company reserves the right to amend, suspend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment, suspension or termination shall affect the right to any unpaid benefit of any Eligible Employee whose Termination Date has occurred prior to amendment, suspension or termination of the Plan; and further provided, that for the period of thirteen (13) months following the effective date of a Change of Control, the Plan shall not be amended, suspended or terminated, the Plan Administrator shall not be removed, and no Eligible Employee


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shall be reclassified in any manner that would adversely affect the interests of such Eligible Employee without the written consent of the Eligible Employee so affected. Subject to the foregoing, this Plan establishes and vests in each Eligible Employee a contractual right to the benefits to which such Eligible Employee is entitled hereunder, enforceable by the Eligible Employee against the Company. Any action amending, suspending or terminating the Plan may be taken only by the Chief Executive Officer of the Company or the Compensation Committee of the Board of Directors and shall be in writing, which writing must be executed by the Chief Executive Officer of the Company or Compensation
Committee, as applicable; provided, however, that any material amendments to the Plan must be approved by the Compensation Committee.

       (d) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances.

       (e) BINDING EFFECT ON SUCCESSOR TO COMPANY. This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, or upon any successor to the Company as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment or Change of Control had taken place. In such event, the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

SECTION 7. DEFINITIONS.

       Capitalized terms used in this Plan, unless defined elsewhere in this Plan, shall have the following meanings:

       (a) CAUSE means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to, a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company's interest therein; (iii) willful misconduct or gross neglect by the Eligible Employee of the Eligible Employee's duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

       (b) CHANGE OF CONTROL means the occurrence of one or more of the following events: (1) a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to such merger or consolidation fail to acquire at least fifty percent (50%) of the beneficial ownership of the securities of the surviving corporation (or an entity controlling the surviving corporation); (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding

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the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise and the stockholders of the Company immediately prior to such merger fail to acquire at least fifty percent (50%) of the beneficial ownership of the securities of the Company (or an entity controlling the Company); or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors. "Change of Control" shall also mean the sale by the Company of one or more of the Company's product groups, but only with respect to those Eligible Employees working exclusively or primarily with the affected group or groups.

       (c) COMPANY means Gene Logic Inc., a Delaware corporation, including any successor as provided in Section 6(e) hereof, and any affiliate or related entity of Gene Logic Inc. that is designated by the Board of Directors of Gene Logic Inc.

       (d) CONSTRUCTIVE TERMINATION means that an Eligible Employee voluntarily terminates his or her employment with the Company after any of the following are undertaken without the Eligible Employee's express written consent:

              (i) the assignment to the Eligible Employee of any duties or responsibilities which result in any diminution or adverse change of the Eligible Employee's position, status or circumstances of employment as in effect at the beginning of the three (3) month period immediately prior to a Change of Control, an adverse change in the Eligible Employee's titles or offices or reporting relationships as in effect at the beginning of the three (3) month period immediately prior to the effective date of a Change of Control, or any removal of the Eligible Employee from or any failure to reelect the Eligible Employee to any of such positions, except in connection with the termination of the Eligible Employee's service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Eligible Employee other than Constructive Termination;

              (ii) a reduction by the Company in the Eligible Employee's annual base compensation;

              (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Eligible Employee is participating at the time of a Change of Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Eligible Employee's participation in or reduce the Eligible Employee's benefits under any Benefit Plan or deprive the Eligible Employee of any fringe benefit enjoyed by the Eligible Employee at the time of a Change of Control; provided, however, that the Eligible Employee will not incur a Constructive Termination following a Change of Control based on this clause (iii) if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans;



                                       7.
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              (iv) a relocation of the Eligible Employee or the Company's offices to a location more than twenty five (25) miles from the location at which the Eligible Employee performed his or her duties prior to a Change of Control, except for required travel by the Eligible Employee on the Company's business to an extent substantially consistent with the Eligible Employee's business travel obligations at the time of a Change of Control;

              (v) any breach by the Company of any provision of this Plan; or

             (vi) any failure by the Company to obtain the assumption of this Plan by any successor or assign of the Company.

       (e) DISABILITY means the inability of an Eligible Employee, in the opinion of a qualified physician acceptable to the Company, in the good faith determination of the Company, to perform the major duties of that Eligible Employee's position with the Company because of the sickness or injury of the Eligible Employee.

       (f) ELIGIBLE EMPLOYEE means an employee of the Company who is eligible to participate in the Plan as specified in Section 2 hereof.

       (g) INVOLUNTARY TERMINATION WITHOUT CAUSE means the Eligible Employee's dismissal or discharge by the Company (or, if applicable, by any successor entity) for a reason other than "Cause." Termination due to an Eligible Employee's death or Disability shall not constitute Involuntary Termination Without Cause.

       (h) PAY means the Eligible Employee's base pay (exclusive of bonuses, shift differentials, overtime and other forms of supplemental compensation) at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's Termination Date.

       (i) PLAN means this Gene Logic Inc. Executive Severance Plan.

       (j) SEVERANCE PERIOD means the number of months of Pay used for calculating the Eligible Employee's cash severance benefits, as specified in the Benefit Schedule attached hereto.

       (k) TERMINATION DATE means the last date on which the Eligible Employee is in active pay status with the Company. A holiday cannot constitute a Termination Date unless the Eligible Employee actively provided services for the Company on such holiday.

SECTION 8. NO IMPLIED EMPLOYMENT CONTRACT.

            The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason or no reason, with or without notice, which right is hereby reserved.

                                       8.
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SECTION 9. MODIFICATION; WAIVER; ENTIRE AGREEMENT; NON-PUBLICATION.

       (a) No provisions of the Plan may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Eligible Employee and the Chief Executive Officer of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in or referred to in the Plan.

       (b) The parties mutually agree not to disclose publicly the terms of the Plan except to the extent that disclosure is mandated by applicable law.


SECTION 10. LEGAL CONSTRUCTION.

       This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of Maryland.

SECTION 11. CLAIMS, INQUIRIES AND APPEALS.

       (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator is:

                                 GENE LOGIC INC.
                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878
           Attn: Vice President of Human Resources and Administration

       (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

       This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

       This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the



                                       9.
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specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

       (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                                 GENE LOGIC INC.
                        ATTN: Plan Administrator for the
                            Executive Severance Plan
                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

       (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this subsection (d), the application will be deemed denied on review.

       (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

       (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 11(d) above).

                                      10.

SECTION 12. BASIS OF PAYMENTS TO AND FROM PLAN.

            All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 13. OTHER PLAN INFORMATION.

       (a) EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to Gene Logic Inc. (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 06-1411336. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

       (b) ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

       (c) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is Vice President of Human Resources and Administration, Gene Logic Inc., 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The service of legal process may also be made on the Plan by serving the Plan Administrator.

       (d) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is Gene Logic Inc., 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The Plan Sponsor's and Plan Administrator's telephone number is (301) 987-1700. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 14.  STATEMENT OF ERISA RIGHTS.

       Participants in this Plan (which is a welfare benefit plan sponsored by GENE LOGIC INC.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

       (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

       (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

       (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

       In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

                                      11.

       No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

       Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

       If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

SECTION 15.  EXECUTION.

       To record the adoption of the Plan as set forth herein, effective as of March 19, 1999, the date on which the Plan was adopted by the Board of Directors of Gene Logic Inc., Gene Logic Inc. has caused its duly authorized officer to execute same.


                                      GENE LOGIC INC.

                                       By:     /s/ Micheal J. Brennan, M.D., Ph.D.
                                               ---------------------------------------

                                       Title:  Chief Executive Officer and Chairman of  the Board
                                             ----------------------------------------------------



                                      12.

                                BENEFIT SCHEDULE
                                     FOR THE
                                 GENE LOGIC INC.

                            EXECUTIVE SEVERANCE PLAN

                            SENIOR EXECUTIVE OFFICERS

THE COMPANY SHALL DETERMINE IN ITS SOLE AND ABSOLUTE DISCRETION IN WHICH CATEGORY AN ELIGIBLE EMPLOYEE SHALL BE PLACED FOR PURPOSES OF RECEIVING SEVERANCE BENEFITS UNDER THIS PLAN. THE COMPANY'S DETERMINATION SHALL BE FINAL AND SHALL BE BINDING AND CONCLUSIVE ON ALL PERSONS. THE COMPANY RETAINS THE RIGHT TO RECLASSIFY AN ELIGIBLE EMPLOYEE PRIOR TO THE TIME OF THE OCCURRENCE OF A CHANGE OF CONTROL, AND THEREAFTER TO THE EXTENT PERMITTED BY THE PLAN.

1. If an Eligible Employee terminates due to an Involuntary Termination Without Cause or a Constructive Termination, the cash severance benefit payable under this Plan for Senior Executive Officers shall be a lump sum payment equal to twelve (12) months of Pay and an amount equal to the annual maximum bonus award that the Eligible Employee is eligible to receive as of the Termination Date. If an Eligible Employee's bonus is calculated on a monthly or quarterly basis, the maximum bonus award for these purposes shall be the amount derived by annualizing the maximum monthly or quarterly payment. Any bonus payments that have been made to an Eligible Employee during the calendar year that includes the Termination Date (excluding payments that were earned in past years) will reduce the amount of the maximum annual bonus award herein.

2. If an Eligible Employee terminates due to death or Disability, the cash severance benefit payable under this Plan for Senior Executive Officers shall be a lump sum payment equal to six (6) months of Pay and an amount equal to the annual maximum bonus award that the Eligible Employee is eligible to receive as of the Termination Date. If an Eligible Employee's bonus is calculated on a monthly or quarterly basis, the maximum bonus award for these purposes shall be the amount derived by annualizing the maximum monthly or quarterly payment. Any bonus payments that have been made to an Eligible Employee during the calendar year that includes the Termination Date (excluding payments that were earned in past years) will reduce the amount of the maximum annual bonus award herein.

3. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become 100% fully vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the Gene Logic Inc. 1997 Equity Incentive Plan. In addition, the Company's repurchase option with respect to any unvested option shares that were acquired on or before the Termination Date will expire in full.

4. The Company shall pay, on an Eligible Employee's behalf, the cost of outplacement services, which cost shall not exceed fourteen thousand five hundred dollars ($14,500).

5. Payment of the Eligible Employee's COBRA premiums as set forth in Section 3(b) of the Plan.

For purposes of this Benefit Schedule, the following definition shall apply:

SENIOR EXECUTIVE OFFICERS shall mean those Eligible Employees who are serving on the Company's Executive Committee and whose title is Senior Vice President or above as reflected on the personnel records of the Company as of the earlier of the Eligible Employee's Termination Date or effective date of a Change of Control.

                                BENEFIT SCHEDULE
                                     FOR THE
                                 GENE LOGIC INC.

                            EXECUTIVE SEVERANCE PLAN

                     SELECTED VICE PRESIDENTS AND DIRECTORS

THE COMPANY SHALL DETERMINE IN ITS SOLE AND ABSOLUTE DISCRETION IN WHICH CATEGORY AN ELIGIBLE EMPLOYEE SHALL BE PLACED FOR PURPOSES OF RECEIVING SEVERANCE BENEFITS UNDER THIS PLAN. THE COMPANY'S DETERMINATION SHALL BE FINAL AND SHALL BE BINDING AND CONCLUSIVE ON ALL PERSONS. THE COMPANY RETAINS THE RIGHT TO RECLASSIFY AN ELIGIBLE EMPLOYEE PRIOR TO THE TIME OF THE OCCURRENCE OF A CHANGE OF CONTROL, AND THEREAFTER TO THE EXTENT PERMITTED BY THE PLAN.

1. If an Eligible Employee terminates due to an Involuntary Termination Without Cause or a Constructive Termination, the cash severance benefit payable under this Plan for Selected Vice Presidents And Directors shall be a lump sum payment equal to nine (9) months of Pay and an amount equal to three quarters (3/4) of the annual maximum bonus award that the Eligible Employee is eligible to receive as of the Termination Date. If an Eligible Employee's bonus is calculated on a monthly or quarterly basis, the maximum bonus award for these purposes shall be the amount derived by annualizing the maximum monthly or quarterly payment. Any bonus payments that have been made to an Eligible Employee during the calendar year that includes the Termination Date (excluding payments that were earned in past years) will reduce the amount of the maximum annual bonus award herein.

2. If an Eligible Employee terminates due to death or Disability, the cash severance benefit payable under this Plan for Selected Vice Presidents And Directors shall be a lump sum payment equal to six (6) months of Pay and an amount equal to three quarters (3/4) of the annual maximum bonus award that the Eligible Employee is eligible to receive as of the Termination Date. If an Eligible Employee's bonus is calculated on a monthly or quarterly basis, the maximum bonus award for these purposes shall be the amount derived by annualizing the maximum monthly or quarterly payment. Any bonus payments that have been made to an Eligible Employee during the calendar year that includes the Termination Date (excluding payments that were earned in past years) will reduce the amount of the maximum annual bonus award herein.

3. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become 100% fully vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the Gene Logic Inc. 1997 Equity Incentive Plan. In addition, the Company's repurchase option with respect to any unvested option shares that were acquired on or before the Termination Date will expire in full.

4. The Company shall pay the cost of outplacement services on an Eligible Employee's behalf, which cost shall not exceed eleven thousand five hundred dollars ($11,500).

5. Payment of the Eligible Employee's COBRA premiums as set forth in Section 3(b) of the Plan.

For purposes of this Benefit Schedule, the following definition shall apply:

SELECTED VICE PRESIDENTS AND DIRECTORS shall mean those Eligible Employees whose title is Vice President (other than Eligible Employees who are members of the Company's Executive Committee) or Senior Director or Director as reflected on the personnel records of the Company and who are designated by the Company, in the Company's sole and absolute discretion, to be Selected Vice Presidents and Directors as of the earlier of the Eligible Employee's Termination Date or the effective date of a Change of Control.

"Senior Director" or "Director" as used herein shall not refer to or include the members of the Board of Directors of the Company.

                                    EXHIBIT A

                 ACKNOWLEDGEMENT AND ACCEPTANCE OF PLAN BENEFITS

            The undersigned has been identified by the Company as an "Eligible Employee" under the Company's Executive Severance Plan (the "Plan"), which provides for the payment of certain severance benefits for such Eligible Employee in the event of a specified termination of employment of such Eligible Employee within a specified period preceding or following a Change of Control of the Company, as defined in the Plan ("Change of Control").

            The undersigned acknowledges receipt of, and understands and agrees to, the terms of the Plan.

            The undersigned further acknowledges that as of the date hereof, the Plan sets forth the entire understanding between the undersigned and the Company regarding the payment of severance benefits in the event the undersigned's employment with the Company or its successor terminates (i) on or within thirteen (13) months following the effective date of a Change of Control for any reason or (ii) on or within three (3) months prior to, upon the occurrence of, or on the effective date of a Change of Control for any reason other than death or Disability, as defined in the Plan. Accordingly, the Plan supersedes all prior oral and written agreements related to severance benefits, including, but not limited to, any plan, policy, practice or employment agreement.

            The undersigned further acknowledges that, as a condition of receiving benefits under the Plan, he or she shall have no right or claim for benefits against the Company for severance benefits originating under any such other plan, policy, practice or employment agreement under the circumstances described above.

            The undersigned hereby authorizes the Company to offset any severance payment to which he or she is entitled under the Company's Executive Severance Plan by the amount of my indebtedness to the Company at the time the severance payment is made, which amount shall be _____________.]

GENE LOGIC INC.                                                         ELIGIBLE EMPLOYEE:


By:
   ---------------------------                                          ----------------------------------
                                                                        Signature

Title:                                                                  Name:
      ------------------------                                                  ------------------------
Date:                                                                   Date:
      ------------------------                                                  ------------------------


                                    EXHIBIT B

                                     RELEASE
                            (INDIVIDUAL TERMINATION)

       Certain capitalized terms used in this Release ("Release") are defined in the Gene Logic Inc. Executive Severance Plan (the "Plan") which I have reviewed.

       I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

       In exchange for the benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, its Benefit Plans (except as specifically provided in the Plan), and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to claims and demands directly or indirectly arising out of my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; Article 49(B) of the Maryland Code (Human Relations Commission Discrimination in Employment); tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me from any third party action brought against me based on my employment with the Company, pursuant to any applicable agreement or applicable law or to reduce or eliminate any coverage I may have under the Company's director and officer liability policy, if any.

       I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I should consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

       I acknowledge that this Release is a general release of claims. I acknowledge that as such, this Release extends to claims which I may not know or suspect to exist in my favor at the time of executing this Release, even if my knowledge of such claims would have materially affected my settlement with the Company. I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under California Civil Code Section 1542 and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

                                              [NAME OF EMPLOYEE]

Date:
     ---------------------                     -----------------------

                                    EXHIBIT C

                                     RELEASE
                               (GROUP TERMINATION)

       Certain capitalized terms used in this Release ("Release") are defined in the Gene Logic Inc. Executive Severance Plan (the "Plan") which I have reviewed.

       I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

       In exchange for the benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, its Benefit Plans (except as specifically provided in the Plan) and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to claims and demands directly or indirectly arising out of my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; Article 49(B) of the Maryland Code (Human Relations Commission Discrimination in Employment; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me from any third party action brought against me based on my employment with the Company, pursuant to any applicable agreement or applicable law or to reduce or eliminate any coverage I may have under the Company's director and officer liability policy, if any.

       I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I should consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and
(F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of all employees in the same job classification or organizational unit who were not terminated.

            I acknowledge that this Release is a general release of claims. I acknowledge that as such, this Release extends to claims which I may not know or suspect to exist in my favor at the time of executing this Release, even if my knowledge of such claims would have materially affected my settlement with the Company. I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under California Civil Code Section 1542 and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

                                                   [NAME OF EMPLOYEE]

Date:
      --------------------------                    --------------------------